UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007

DEERFIELD TRIARC CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 NORTH RIVER ROAD, ROSEMONT, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On October 22, 2007, Deerfield Triarc Capital Corp. ("DFR") announced that it is continuing to explore with Triarc Companies, Inc. ("Triarc") revised terms and conditions of the previously announced purchase by DFR of Deerfield & Company LLC ("Deerfield"), a Chicago-based fixed income asset manager of which Triarc owns a controlling interest. DFR is a diversified financial company that is externally managed by a subsidiary of Deerfield. The parties mutually terminated their April 19, 2007 agreement (the "Merger Agreement") on October 19, 2007. The related registration rights agreement dated April 19, 2007 (the "Registration Rights Agreement") terminated automatically upon termination of the Merger Agreement. A copy of the press release providing an update on DFR’s purchase of Deerfield and announcing the termination of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The terms and conditions of the Merger Agreement and the Registration Rights Agreement are described in more detail in Item 1.01 of DFR’s Current Report on Form 8-K filed on April 24, 2007, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. and Description

99.1 Press release issued on October 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD TRIARC CAPITAL CORP.

October 25, 2007	By:	Frederick L. White

Name: Frederick L. White
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued on October 22, 2007.